UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2007
A. M. Castle & Co.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code 847/455-7111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Underwriting Agreement

Item 8.01 Other Events.
     On May 23, 2007, A.M. Castle & Co. (the “Company”) entered into an underwriting agreement with William Blair & Company, L.L.C., Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Davenport & Company LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), relating to a public offering of 5,000,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), which amount includes the 652,174 shares to be issued to the underwriters in connection with their exercise of their over-allotment option. Of this aggregate amount, the Company is offering 3,000,000 shares and selling stockholders are offering 2,000,000 shares. The price to the public is $33.00 per share. The offering is scheduled to close on May 29, 2007, subject to customary closing conditions. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-142337) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the the Underwriting Agreement.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement dated May 23, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
Date: May 25, 2007	/s/ Sherry L. Holland
	Name:	Sherry L. Holland
	Title:	General Counsel